Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NaaS Technology Inc. and in the Registration Statements on Forms S-8 (No. 333-222775, and 333-248729) of RISE Education Cayman Ltd of our report dated May 13, 2022, relating to the consolidated financial statements of RISE Education Cayman Ltd and its subsidiaries, which appears in the Annual Report on Form 20-F of RISE Education Cayman Ltd for the year ended December 31, 2021.

/s/BDO China Shu Lun Pan Certified Public Accountants LLP
Beijing, the People’s Republic of China

September 29, 2022